UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

(Date of Report (date of earliest event reported)): December 29, 2008

Crescent Financial Corporation

(Exact name of registrant specified in its charter)

North Carolina	000-32951	56-2259050

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 High House Road
Cary, North Carolina 27513

(Address of principal executive offices)

Registrant’s telephone number, including area code  (919) 460-7770

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02(e)  Compensatory Arrangements of Certain Officers

Amended Salary Continuation Agreements.  On December 29, 2008, Crescent State Bank (the “Bank”), a wholly owned subsidiary of Crescent Financial Corporation (the “Corporation”), entered into an amended salary continuation agreement with Executive Vice President W. Keith Betts.  The amended salary continuation agreement amends and restates in its entirety Mr. Betts’ October 24, 2007 salary continuation agreement.  The agreement was amended to ensure that benefits under the agreement are paid in a manner and at a time that are consistent with Internal Revenue Code section 409A, a provision governing nonqualified deferred compensation.  In addition, the amendment increased Mr. Betts’ normal annual retirement benefit from $50,000 to $75,000.  The change-in-control benefit amount under the amended agreement is the same as the change-in-control benefit provided under the October 24, 2007 salary continuation agreement and represents no increase in the amount of the change-in-control benefit for Mr. Betts.

Amended Employment Agreement.  On December 29, 2008, the Corporation and the Bank entered into a new employment agreement with Executive Vice President W. Keith Betts, superseding his October 24, 2007 agreement.  Again, the principal reason for replacement of the existing employment agreement was to ensure compliance with the requirements of Internal Revenue Code section 409A.  In addition, the prohibition against competition after employment termination will last for two years if employment termination occurs before September 1, 2011 or one year if employment terminates after September 1, 2011 but before Mr. Betts attains age 60.  He will not be prohibited from competing if his employment terminates after he attains age 60.

The preceding summaries of Mr. Betts’ Amended Salary Continuation Agreement and Employment Agreement and the amendment of the Amended Salary Continuation Agreements of Messrs. Elder, Holder, and Vaughn is qualified in its entirety by reference to the exhibits attached hereto or incorporated herein by reference.

Item 9.01(d) Exhibits

10(xviii)	Amended Salary Continuation Agreement with W. Keith Betts, dated December 29, 2008 (filed herewith)
10(xx)	Employment Agreement with W. Keith Betts, dated December 29, 2008 (filed herewith)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crescent Financial Corporation

Date: December 29, 2008	/s/ Michael G. Carlton
Michael G. Carlton
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10(xviii)	Amended Salary Continuation Agreement with W. Keith Betts, dated December 29, 2008 (filed herewith)
10(xx)	Employment Agreement with W. Keith Betts, dated December 29, 2008 (filed herewith)